Exhibit 10.5 Split Dollar Endorsement Agreement dated as of April 1, 2004 between Heartland Community Bank and Jeffery D. Joyce.

                            HEARTLAND COMMUNITY BANK
                                  AMENDMENT TO
                       SPLIT DOLLAR ENDORSEMENT AGREEMENT


                            EFFECTIVE April 1, 2004.

                                  AMENDMENT TO
                            HEARTLAND COMMUNITY BANK
                       SPLIT DOLLAR ENDORSEMENT AGREEMENT

      THIS SPLIT DOLLAR ENDORSEMENT AGREEMENT, adopted this first day of April, 2004 is an amendment and restatement of the Split Dollar Endorsement Agreement adopted January 1, 2001, by and between HEARTLAND COMMUNITY BANK, an state Corporation located in Franklin, Indiana (the "Company") and Jeffery D. Joyce (the "Executive").

      The purpose of this Agreement is to retain and reward the Executive, by dividing the death proceeds of certain life insurance policies which are owned by the Company on the life of the Executive with the designated beneficiary of the Executive. The Company will pay the life insurance premiums from its general assets.


                                    ARTICLE 1
                                   DEFINITIONS


      Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 "Board" means the Board of Directors of the Company as from time to time constituted.


1.4   "Company's Interest" means the benefit set forth in Section 3.2.

1.5 "Compensation" means the total base annual salary of the Executive as of the first day of January preceding the Employee's date of death.

1.6   "Executive's Interest" means the benefit set forth in Section 3.1.

1.7   "Insured" means the Executive.

1.8 "Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

1.9 "Net Death Proceeds" means the total death proceeds of the Policy minus the cash surrender value.

1.10  "Policy" means the  individual  insurance  policy  or  policies  adopted
      by the Company  for  purposes  of  insuring  the  Executive's   life
      under  this Agreement.

1.11 "Termination of Employment" means the termination of Executive's service for reasons other than death.

                                    ARTICLE 2
                                  PARTICIPATION


          The Executive's rights under this Agreement shall automatically cease and his or her participation in this Agreement shall automatically terminate at the Executive's Termination of Employment. In the event that the Company decides to maintain the Policy after the Executive's termination of participation in the Agreement, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.



                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS


 3.1    Executive's Interest. The Executive, or the Executive's assignee,  shall have the right to designate the Beneficiary of an amount of death proceeds equal to three (3) times Compensation, not to exceed the Net Death Proceeds, subject to:

        (a)   Forfeiture  of  Executive's   rights  upon Termination of
              Employment; and
        (b)   Termination   of  the  Agreement  and  the corresponding
              forfeiture of rights for the Executives in accordance with Section 9.1 hereof.

3.2 Company's Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as the Executive has an interest in the Policy as described in Section 3.1. However, the Company may replace the Policy with a policy that provides comparable death benefits to cover the benefit provided under this Agreement. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Agreement. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Executive's Interest is determined according to Section 3.1.


                                    ARTICLE 4
                                    PREMIUMS

4.1  Premium Payment. The Company shall pay all premiums due on all Policies.

4.2 Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's Beneficiary. The "current term rate" is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

4.3 Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive's W-2, or if applicable, Form 1099.


                                    ARTICLE 5
                                  BENEFICIARIES


5.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement to a beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other Agreement of the Company in which the Executive participates.

5.2 Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Company or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company's rules and procedures, as in effect from time to time. Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Company prior to the Executive's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Company or its designated agent.

5.4 No Beneficiary Designation. If the Executive dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive's surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive's estate.

5.5 Facility of Payment. If the Company determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's
     Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.


                                    ARTICLE 6
                                   ASSIGNMENT


              The Executive may irrevocably assign without consideration all or part of the Executive's Interest in this Agreement to any person, entity or trust. In the event the Executive shall transfer all or part of the Executive's Interest, then all or part of the Executive's Interest in this Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.


                                    ARTICLE 7
                                     INSURER


              The Insurer shall be bound only by the terms of its given Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Company's representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.


                                    ARTICLE 8
                           CLAIMS AND REVIEW PROCEDURE


        8.1 Claims Procedure. The Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

              8.1.1 Initiation - Written Claim.  The claimant  initiates a claim by submitting to the Company a written claim for the benefits.

              8.1.2 Timing of Company  Response.  The Company  shall  respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              8.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

        (a)   The specific reasons for the denial;
        (b) A reference to the specific provisions of the Agreement on which the denial is based;
        (c)   A    description    of   any    additional
              information     or    material necessary  for the claimant to
              perfect   the   claim  and  an explanation   of   why  it  is
              needed;
        (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

        (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.


        8.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

              8.2.1 Initiation - Written  Request.  To initiate the review,  the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

              8.2.2 Additional  Submissions - Information  Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

              8.2.3 Considerations  on Review.  In considering  the review,  the
                    Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

              8.2.4 Timing of Company's  Response.  The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              8.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:


        (a)   The specific reasons for the denial;
        (b) A reference to the specific provisions of the Agreement on which the denial is based;

        (c)   A statement  that the claimant is entitled
              to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA
              regulations)       to      the claimant's      claim      for
              benefits; and

        (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

        9.1   Amendment  or  Termination  of  Agreement.
              -----------------------------------------
              The  Company may amend or  terminate  this
              Agreement   at  any  time   prior  to  the
              Executive's   death.   Such  amendment  or
              termination  shall be by written notice to
              the  Executive.  In  the  event  that  the
              Company  decides  to  maintain  the Policy
              after the  termination  of the  Agreement,
              the   Company    shall   be   the   direct
              beneficiary of the entire death proceeds of the Policy.

        9.2   Option to Purchase  Upon  Termination.  If
              -------------------------------------
              the   Company   exercises   the  right  to
              terminate  the   Agreement,   the  Company
              shall  not  sell,  surrender  or  transfer
              ownership  of  a  Policy   without   first
              giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention.
              The purchase price shall be an amount equal to the cash surrender value of the Policy.


                                   ARTICLE 10
                                 ADMINISTRATION


        10.1 Company Duties. This Agreement shall be administered by the Company which shall consist of the Board, or such committee or persons as the Board may choose. The Company shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement.

        10.2 Agents. In the administration of this Agreement, the Company may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

        10.3  Binding    Effect   of   Decisions.    The
              decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation and application of this
              Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

        10.4  Indemnity  of Company.  The Company  shall
              indemnify  and hold  harmless  the members
              of  the   Company   against  any  and  all
              claims,  losses,   damages,   expenses  or
              liabilities  arising  from any  action  or
              failure  to  act  with   respect  to  this
              Agreement, except in the case of willful misconduct by the Company or any of its members.

                                   ARTICLE 11
                                  MISCELLANEOUS


        11.1 Binding Effect. This Agreement shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

        11.2  No   Guarantee   of    Employment.    This Agreement is not an
              employment policy or contract. It does not give the Executive the right to remain an Executive of the Company, nor does it
              interfere  with the Company's    right   to   discharge    the
              Executive.  It also does not  require  the Executive  to  remain
              an  Executive   nor  interfere  with the  Executive's  right to
              terminate employment at any time.

        11.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Indiana, except to the extent preempted by the laws of the United States of America.

        11.4  Reorganization.   The  Company  shall  not merge or consolidate
              into or with another company,    or    reorganize,    or   sell
              substantially   all  of  its   assets   to another  company,
              firm or  person  unless such  succeeding  or  continuing  company,
              firm  or  person   agrees  to  assume  and discharge the
              obligations  of the Company under    this    Agreement.    Upon
              the occurrence   of  such   event,   the  term "Company" as used
              in this Agreement shall be deemed to refer to the successor or survivor company.

        11.5 Notice. Any notice or filing required or permitted to be given to the Company under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                            Heartland Community Bank
                            420 North Morton Street
                            Franklin, Indiana 46131

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.6 Entire Agreement. This Agreement, along with the Executive's Beneficiary Designation Form constitute the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

EXECUTIVE:                          HEARTLAND COMMUNITY BANK

________________________________    By  ______________________________________
Jeffery D. Joyce

                                    Title  ____________________________________

I designate the following as Beneficiary of benefits under this Agreement payable following my death.



Primary:  ____________________________________________________________________


Contingent:  __________________________________________________________________

---------------------------------------------------------------------------

          Note: To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.


I understand that I may change these designations of beneficiary by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Printed Name:  Jeffery D. Joyce


Signature:     ______________________________

Date:          _____________



Acknowledged by the Company this ________ day of ___________________, 2004.



By  _________________________________

Title  ________________________________